UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2013

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 16, 2013, The Goldman Sachs Group, Inc. (Group Inc. and, together with its consolidated subsidiaries, the firm) reported its earnings for the fourth quarter and year ended December 31, 2012. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

On January 16, 2013, Group Inc. reported net revenues of $34.16 billion and net earnings of $7.48 billion for the year ended December 31, 2012. Diluted earnings per common share were $14.13 compared with $4.51 for the year ended December 31, 2011. Return on average common shareholders’ equity (ROE) (1) was 10.7% for 2012.

Fourth quarter net revenues were $9.24 billion and net earnings were $2.89 billion. Diluted earnings per common share were $5.60 compared with $1.84 for the fourth quarter of 2011 and $2.85 for the third quarter of 2012. Annualized ROE (1) was 16.5% for the fourth quarter of 2012.

Net Revenues

Investment Banking

Full Year

Net revenues in Investment Banking were $4.93 billion for 2012, 13% higher than 2011. Net revenues in Financial Advisory were $1.98 billion, essentially unchanged compared with 2011. Net revenues in the firm’s Underwriting business were $2.95 billion, 25% higher than 2011, due to strong net revenues in debt underwriting. Net revenues in debt underwriting were significantly higher compared with 2011, primarily reflecting higher net revenues from investment-grade and leveraged finance activity. Net revenues in equity underwriting were lower compared with 2011, primarily reflecting a decline in industry-wide initial public offerings.

Fourth Quarter

Net revenues in Investment Banking were $1.41 billion for the fourth quarter of 2012, 64% higher than the fourth quarter of 2011 and 21% higher than the third quarter of 2012. Net revenues in Financial Advisory were $508 million, 8% higher than the fourth quarter of 2011, primarily reflecting an increase in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $897 million, more than double the amount in the fourth quarter of 2011. Net revenues in both debt underwriting and equity underwriting were significantly higher compared with the fourth quarter of 2011, primarily reflecting an increase in industry-wide activity.

The firm’s investment banking transaction backlog increased compared with both the end of the third quarter of 2012 and the end of 2011. (2)

Institutional Client Services

Full Year

Net revenues in Institutional Client Services were $18.12 billion for 2012, 5% higher than 2011.

Net revenues in Fixed Income, Currency and Commodities Client Execution were $9.91 billion for 2012, 10% higher than 2011. These results reflected strong net revenues in mortgages, which were significantly higher compared with 2011. In addition, net revenues in credit products and interest rate products were solid and higher compared with 2011. These increases were partially offset by significantly lower net revenues in commodities and slightly lower net revenues in currencies. Although broad market concerns persisted during 2012, Fixed Income, Currency and Commodities Client Execution operated in a generally improved environment characterized by tighter credit spreads and less challenging market-making conditions compared with 2011.

Net revenues in Equities were $8.21 billion for 2012, essentially unchanged compared with 2011. Net revenues in securities services were significantly higher compared with 2011, reflecting a gain of approximately $500 million on the sale of the firm’s hedge fund administration business. In addition, equities client execution net revenues were higher than 2011, primarily reflecting significantly higher results in cash products, principally due to increased levels of client activity. These increases were partially offset by lower commissions and fees, reflecting lower market volumes. During 2012, Equities operated in an environment generally characterized by an increase in global equity prices and lower volatility levels.

The net loss attributable to the impact of changes in the firm’s own credit spreads on borrowings for which the fair value option was elected was $714 million ($433 million and $281 million related to Fixed Income, Currency and Commodities Client Execution and equities client execution, respectively) for 2012, compared with a net gain of $596 million ($399 million and $197 million related to Fixed Income, Currency and Commodities Client Execution and equities client execution, respectively) for 2011.

Fourth Quarter

Net revenues in Institutional Client Services were $4.34 billion for the fourth quarter of 2012, 42% higher than the fourth quarter of 2011 and 4% higher than the third quarter of 2012.

Net revenues in Fixed Income, Currency and Commodities Client Execution were $2.04 billion for the fourth quarter of 2012, 50% higher than the fourth quarter of 2011, reflecting significantly higher net revenues in credit products and mortgages compared with difficult market-making conditions during the fourth quarter of 2011, and higher net revenues in currencies. These increases were partially offset by significantly lower net revenues in commodities and lower net revenues in interest rate products. During the fourth quarter of 2012, Fixed Income, Currency and Commodities Client Execution operated in an environment characterized by generally tighter credit spreads and improved activity levels in credit products and mortgages compared with the fourth quarter of 2011.

Net revenues in Equities were $2.30 billion for the fourth quarter of 2012, 36% higher than the fourth quarter of 2011, reflecting significantly higher net revenues in securities services and equities client execution. The increase in securities services net revenues compared with the fourth quarter of 2011 reflected a gain of approximately $500 million on the sale of the firm’s hedge fund administration business. The increase in equities client execution net revenues compared with the fourth quarter of 2011 reflected significantly higher net revenues in derivatives and higher net revenues in reinsurance. These increases were partially offset by lower commissions and fees, reflecting lower market volumes. During the quarter, Equities operated in an environment generally characterized by low volatility levels and an increase in equity prices in Asia and Europe.

The net loss attributable to the impact of changes in the firm’s own credit spreads on borrowings for which the fair value option was elected was $126 million ($79 million and $47 million related to Fixed Income, Currency and Commodities Client Execution and equities client execution, respectively) for the fourth quarter of 2012. The net gain attributable to the impact of changes in the firm’s own credit spreads on borrowings for which the fair value option was elected was $20 million (all related to equities client execution) for the fourth quarter of 2011.

Investing & Lending

Full Year

Net revenues in Investing & Lending were $5.89 billion for 2012. Investing & Lending net revenues were positively impacted by tighter credit spreads and an increase in global equity prices. Results for 2012 included a gain of $408 million from the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC), net gains of $2.39 billion from other investments in equities, primarily in private equities, net gains and net interest income of $1.85 billion from debt securities and loans, and other net revenues of $1.24 billion, principally related to the firm’s consolidated investment entities.

Fourth Quarter

Net revenues in Investing & Lending were $1.97 billion for the fourth quarter of 2012. Investing & Lending net revenues were positively impacted by generally tighter credit spreads and an increase in equity prices in Asia and Europe. Results for the fourth quarter of 2012 included a gain of $334 million from the firm’s investment in the ordinary shares of ICBC, net gains of $789 million from other investments in equities, primarily in private equities, net gains and net interest income of $485 million from debt securities and loans, and other net revenues of $365 million, principally related to the firm’s consolidated investment entities.

Investment Management

Full Year

Net revenues in Investment Management were $5.22 billion for 2012, 4% higher than 2011, due to significantly higher incentive fees, partially offset by lower transaction revenues and slightly lower management and other fees. During the year, assets under supervision (3) increased $70 billion to $965 billion. Assets under management increased $26 billion to $854 billion, reflecting net market appreciation of $44 billion, primarily in fixed income and equity assets, partially offset by net outflows of $18 billion. Net outflows included outflows in equity, alternative investment and money market assets, partially offset by inflows in fixed income assets (4). Other client assets increased $44 billion to $111 billion, primarily due to net inflows (4).

Fourth Quarter

Net revenues in Investment Management were $1.52 billion for the fourth quarter of 2012, 20% higher than the fourth quarter of 2011 and 26% higher than the third quarter of 2012. The increase in net revenues compared with the fourth quarter of 2011 was primarily due to significantly higher incentive fees and higher management and other fees. During the quarter, assets under supervision increased $14 billion to $965 billion. Assets under management decreased $2 billion to $854 billion, reflecting net outflows of $7 billion (4), partially offset by net market appreciation of $5 billion. Net outflows included outflows in fixed income, equity and alternative investment assets, partially offset by inflows in money market assets. Other client assets increased $16 billion to $111 billion, primarily due to net inflows.

Expenses

Operating expenses were $22.96 billion for 2012, essentially unchanged compared with 2011.

Compensation and Benefits

Compensation and benefits expenses (including salaries, discretionary compensation, amortization of equity awards and other items such as benefits) were $12.94 billion for 2012, 6% higher than 2011. The ratio of compensation and benefits to net revenues for 2012 was 37.9% compared with 42.4% for 2011. Total staff (5) decreased 3% compared with the end of 2011.

Non-Compensation Expenses

Full Year

Non-compensation expenses were $10.01 billion for 2012, 4% lower than 2011. The decrease compared with 2011 primarily reflected the impact of expense reduction initiatives, lower brokerage, clearing, exchange and distribution fees, lower occupancy expenses and lower impairment charges. These decreases were partially offset by higher other expenses and increased reserves related to the firm’s reinsurance business. The increase in other expenses compared with 2011 primarily reflected higher net provisions for litigation and regulatory proceedings and higher charitable contributions.

Fourth Quarter

Non-compensation expenses were $2.95 billion for the fourth quarter of 2012, 14% higher than the fourth quarter of 2011 and 24% higher than the third quarter of 2012. The increase compared with the fourth quarter of 2011 was due to higher other expenses. The increase in other expenses primarily reflected higher net provisions for litigation and regulatory proceedings and higher charitable contributions.

The fourth quarter of 2012 included $260 million of net provisions for litigation and regulatory proceedings (including the settlement with the Federal Reserve Board regarding the independent foreclosure review) and $157 million of charitable contributions to Goldman Sachs Gives. The fourth quarter of 2011 included $47 million of net provisions for litigation and regulatory proceedings and $78 million of charitable contributions to Goldman Sachs Gives. Compensation was reduced in both 2012 and 2011 to fund the charitable contribution to Goldman Sachs Gives.

Provision for Taxes

The effective income tax rate for 2012 was 33.3%, essentially unchanged from 33.5% for the first nine months of 2012 and up from 28.0% for 2011. The increase from 28.0% to 33.3% was primarily due to the earnings mix and a decrease in the impact of permanent benefits.

Capital

As of December 31, 2012, total capital was $243.02 billion, consisting of $75.72 billion in total shareholders’ equity (common shareholders’ equity of $69.52 billion and preferred stock of $6.20 billion) and $167.30 billion in unsecured long-term borrowings. Book value per common share was $144.67, an increase of approximately 11% compared with the end of 2011 and approximately 3% compared with the end of the third quarter of 2012. Tangible book value per common share (6) was $134.06, an increase of approximately 12% compared with the end of 2011 and approximately 3% compared with the end of the third quarter of 2012. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 480.5 million as of December 31, 2012.

On October 24, 2012, Group Inc. issued 34,000 shares of perpetual 5.95% Non-Cumulative Preferred Stock, Series I (Series I Preferred Stock), for aggregate proceeds of $850 million.

During the year, the firm repurchased 42.0 million shares of its common stock at an average cost per share of $110.31, for a total cost of $4.64 billion, including 12.7 million shares during the fourth quarter at an average cost per share of $120.11, for a total cost of $1.53 billion. The remaining share authorization under the firm’s existing repurchase program is 21.5 million shares. (7)

Under the regulatory capital requirements currently applicable to bank holding companies (Basel 1), the firm’s Tier 1 capital ratio (8) was 16.7% (9) and the firm’s Tier 1 common ratio (10) was 14.5% (9) as of December 31, 2012, up from 15.0% and 13.1%, respectively, compared with September 30, 2012.

Other Balance Sheet and Liquidity Metrics

•

The firm’s global core excess liquidity (GCE) (11) was $175 billion (9) as of December 31, 2012 and averaged $173 billion (9) for the fourth quarter of 2012, compared with an average of $175 billion for the third quarter of 2012. GCE averaged $172 billion (9) for 2012, compared with an average of $166 billion for 2011.

•	Total assets were $939 billion (9) as of December 31, 2012, compared with $949 billion as of September 30, 2012 and $923 billion as of December 31, 2011.

•	Level 3 assets were $47 billion (9) as of December 31, 2012, compared with $48 billion for both September 30, 2012 and December 31, 2011, and represented 5.0% of total assets.

Dividends

Group, Inc. declared a dividend of $0.50 per common share to be paid on March 28, 2013 to common shareholders of record on February 28, 2013. The firm also declared dividends of $234.38, $387.50, $250.00, $250.00 and $437.99 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series I Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on February 11, 2013 to preferred shareholders of record on January 27, 2013. In addition, the firm declared dividends of $977.78 per each share of Series E Preferred Stock and Series F Preferred Stock, to be paid on March 1, 2013 to preferred shareholders of record on February 14, 2013.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2011.

Certain of the information regarding the firm’s capital ratios, risk-weighted assets, total assets, level 3 assets and global core excess liquidity consist of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or continued weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2011.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

SEGMENT NET REVENUES

(UNAUDITED)

$ in millions

	Year Ended		% Change From
	December 31, 2012	December 31, 2011	December 31, 2011
Investment Banking
Financial Advisory	$1,975	$1,987	(1)%

Equity underwriting	987	1,085	(9)
Debt underwriting	1,964	1,283	53

Total Underwriting	2,951	2,368	25

Total Investment Banking	4,926	4,355	13

Institutional Client Services
Fixed Income, Currency and Commodities Client Execution	9,914	9,018	10

Equities client execution (12)	3,171	3,031	5
Commissions and fees	3,053	3,633	(16)
Securities services	1,986	1,598	24

Total Equities	8,210	8,262	(1)

Total Institutional Client Services	18,124	17,280	5

Investing & Lending
ICBC	408	(517)	N.M.
Equity securities (excluding ICBC)	2,392	1,120	114
Debt securities and loans	1,850	96	N.M.
Other	1,241	1,443	(14)

Total Investing & Lending	5,891	2,142	175

Investment Management
Management and other fees	4,105	4,188	(2)
Incentive fees	701	323	117
Transaction revenues	416	523	(20)

Total Investment Management	5,222	5,034	4

Total net revenues	$34,163	$28,811	19

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

SEGMENT NET REVENUES

(UNAUDITED)

$ in millions

	Three Months Ended			% Change From
	December 31, 2012	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Investment Banking
Financial Advisory	$508	$509	$470	—%	8%

Equity underwriting	304	189	191	61	59
Debt underwriting	593	466	196	27	N.M.

Total Underwriting	897	655	387	37	132

Total Investment Banking	1,405	1,164	857	21	64

Institutional Client Services
Fixed Income, Currency and Commodities Client Execution	2,038	2,224	1,363	(8)	50

Equities client execution (12)	764	847	526	(10)	45
Commissions and fees	722	721	782	—	(8)
Securities services	818	392	385	109	112

Total Equities	2,304	1,960	1,693	18	36

Total Institutional Client Services	4,342	4,184	3,056	4	42

Investing & Lending
ICBC	334	99	388	N.M.	(14)
Equity securities (excluding ICBC)	789	824	384	(4)	105
Debt securities and loans	485	558	(221)	(13)	N.M.
Other	365	323	321	13	14

Total Investing & Lending	1,973	1,804	872	9	126

Investment Management
Management and other fees	1,067	1,016	1,016	5	5
Incentive fees	344	82	141	N.M.	144
Transaction revenues	105	101	107	4	(2)

Total Investment Management	1,516	1,199	1,264	26	20

Total net revenues	$9,236	$8,351	$6,049	11	53

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

In millions, except per share amounts

	Year Ended			% Change From
	December 31, 2012		December 31, 2011	December 31, 2011
Revenues
Investment banking	$4,941		$4,361	13%
Investment management	4,968		4,691	6
Commissions and fees	3,161		3,773	(16)
Market making	11,348	(13)	9,287	22
Other principal transactions	5,865		1,507	N.M.

Total non-interest revenues	30,283		23,619	28

Interest income	11,381		13,174	(14)
Interest expense	7,501		7,982	(6)

Net interest income	3,880		5,192	(25)

Net revenues, including net interest income	34,163		28,811	19

Operating expenses
Compensation and benefits	12,944		12,223	6

Brokerage, clearing, exchange and distribution fees	2,208		2,463	(10)
Market development	509		640	(20)
Communications and technology	782		828	(6)
Depreciation and amortization	1,738		1,865	(7)
Occupancy	875		1,030	(15)
Professional fees	867		992	(13)
Insurance reserves	598		529	13
Other expenses	2,435		2,072	18

Total non-compensation expenses	10,012		10,419	(4)

Total operating expenses	22,956		22,642	1

Pre-tax earnings	11,207		6,169	82
Provision for taxes	3,732		1,727	116

Net earnings	7,475		4,442	68

Preferred stock dividends	183		1,932	(91)

Net earnings applicable to common shareholders	$7,292		$2,510	191

Earnings per common share
Basic (14)	$14.63		$4.71	N.M.	%
Diluted	14.13		4.51	N.M.

Average common shares outstanding
Basic	496.2		524.6	(5)
Diluted	516.1		556.9	(7)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

In millions, except per share amounts and total staff

	Three Months Ended				% Change From
	December 31, 2012		September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Revenues
Investment banking	$1,407		$1,168	$863	20%	63%
Investment management	1,450		1,147	1,196	26	21
Commissions and fees	754		748	804	1	(6)
Market making	2,696	(13)	2,650	1,289	2	109
Other principal transactions	1,956		1,802	832	9	135

Total non-interest revenues	8,263		7,515	4,984	10	66

Interest income	2,864		2,629	3,032	9	(6)
Interest expense	1,891		1,793	1,967	5	(4)

Net interest income	973		836	1,065	16	(9)

Net revenues, including net interest income	9,236		8,351	6,049	11	53

Operating expenses
Compensation and benefits	1,976		3,675	2,208	(46)	(11)

Brokerage, clearing, exchange and distribution fees	550		547	560	1	(2)
Market development	140		123	138	14	1
Communications and technology	194		190	211	2	(8)
Depreciation and amortization	500		396	514	26	(3)
Occupancy	232		217	249	7	(7)
Professional fees	215		205	243	5	(12)
Insurance reserves	167		153	127	9	31
Other expenses	949		547	552	73	72

Total non-compensation expenses	2,947		2,378	2,594	24	14

Total operating expenses	4,923		6,053	4,802	(19)	3

Pre-tax earnings	4,313		2,298	1,247	88	N.M.
Provision for taxes	1,421		786	234	81	N.M.

Net earnings	2,892		1,512	1,013	91	185

Preferred stock dividends	59		54	35	9	69

Net earnings applicable to common shareholders	$2,833		$1,458	$978	94	190

Earnings per common share
Basic (14)	$5.87		$2.95	$1.91	99%	N.M.	%
Diluted	5.60		2.85	1.84	96	N.M.

Average common shares outstanding
Basic	481.5		491.2	508.0	(2)	(5)
Diluted	505.6		510.9	531.8	(1)	(5)

Selected Data
Total staff at period-end (5)	32,400		32,600	33,300	(1)	(3)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(UNAUDITED)

Average Daily VaR (15) $ in millions

	Three Months Ended				Year Ended
	December 31, 2012		September 30, 2012	December 31, 2011	December 31, 2012		December 31, 2011
Risk Categories
Interest rates	$67		$73	$123	$78		$94
Equity prices	31		21	23	26		33
Currency rates	11		12	21	14		20
Commodity prices	20		22	26	22		32
Diversification effect (15)	(53)		(47)	(58)	(54)		(66)

Total	$76		$81	$135	$86		$113

Assets Under Supervision (3) $ in billions

	As of				% Change From
	December 31, 2012		September 30, 2012	December 31, 2011	September 30, 2012		December 31, 2011
Asset Class
Alternative investments	$133		$136	$142	(2)%		(6)%
Equity	133		135	126	(1)		6
Fixed income	370		378	340	(2)		9

Total non-money market assets	636		649	608	(2)		5

Money markets	218		207	220	5		(1)

Total assets under management (AUM)	854		856	828	—		3

Other client assets	111		95	67	17		66

Total assets under supervision (AUS)	$965		$951	$895	1		8

	Three Months Ended				Year Ended
	December 31, 2012		September 30, 2012	December 31, 2011	December 31, 2012		December 31, 2011

Balance, beginning of period	$951		$916	$889	$895		$917

Net inflows / (outflows)
Alternative investments	(3)		(3)	(2)	(11)		(5)
Equity	(5)		(1)	(7)	(13)		(9)
Fixed income	(10)		5	(12)	8		(15)

Total non-money market net inflows / (outflows)	(18)		1	(21)	(16)		(29)

Money markets	11		(2)	13	(2)		12

Total AUM net inflows / (outflows)	(7)		(1)	(8)	(18)		(17)	(16)

Other client assets	15		14	(3)	39		(10)

Total AUS net inflows / (outflows)	8	(4)	13	(11)	21	(4)	(27)

Net market appreciation / (depreciation)	6		22	17	49		5

Balance, end of period	$965		$951	$895	$965		$895

Footnotes

(1)

ROE is computed by dividing net earnings (or annualized net earnings for annualized ROE) applicable to common shareholders by average monthly common shareholders’ equity. The table below presents the firm’s average common shareholders’ equity:

Average for the

Unaudited, in millions	Year Ended December 31, 2012	Three Months Ended December 31, 2012

Total shareholders’ equity	$72,530	$74,767
Preferred stock	(4,392)	(5,988)

Common shareholders’ equity	$68,138	$68,779

(2)

The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(3)

Assets under supervision include assets under management and other client assets. Assets under management include client assets where the firm earns a fee for managing assets on a discretionary basis. Other client assets include client assets invested with third party managers, private bank deposits and assets related to advisory relationships where the firm earns a fee for advisory and other services.

(4)

Includes $34 billion of fixed income asset inflows in connection with the firm’s acquisition of Dwight Asset Management Company LLC, including $17 billion in assets under management and $17 billion in other client assets, for the year ended December 31, 2012. Includes $5 billion of fixed income and equity asset outflows in connection with the firm’s liquidation of Goldman Sachs Asset Management Korea Co., Ltd. (formerly known as Macquarie — IMM Investment Management), all related to assets under management, for both the three months and the year ended December 31, 2012.

(5)	Includes employees, consultants and temporary staff.

(6)

Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. Management believes that tangible common shareholders’ equity and tangible book value per common share are meaningful because they are measures that the firm and investors use to assess capital adequacy. Tangible common shareholders’ equity and tangible book value per common share are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. The table below presents the reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

As of

Unaudited, in millions	December 31, 2012

Total shareholders’ equity	$75,716
Preferred stock	(6,200)

Common shareholders’ equity	69,516
Goodwill and identifiable intangible assets	(5,099)

Tangible common shareholders’ equity	$64,417

(7)

The remaining share authorization represents the shares that may be repurchased under the repurchase program approved by the Board of Directors. As disclosed in “Note 19. Shareholders’ Equity” in Part I, Item 1 “Financial Statements” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, share repurchases require approval by the Board of Governors of the Federal Reserve System.

(8)

The Tier 1 capital ratio equals Tier 1 capital divided by risk-weighted assets. The firm’s risk-weighted assets under the Board of Governors of the Federal Reserve System’s risk-based capital requirements (Basel 1) were approximately $400 billion as of December 31, 2012. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2012.

(9)	Represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Annual Report on Form 10-K for the year ended December 31, 2012.

(10)

The Tier 1 common ratio equals Tier 1 common capital divided by risk-weighted assets. As of December 31, 2012, Tier 1 common capital was $58.05 billion, consisting of Tier 1 capital of $66.98 billion less preferred stock of $6.20 billion and junior subordinated debt issued to trusts of $2.73 billion. Management believes that the Tier 1 common ratio is meaningful because it is one of the measures that the firm and investors use to assess capital adequacy. The Tier 1 common ratio is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2012.

(11)

The firm’s global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities and cash. For a further discussion of the firm’s global core excess liquidity pool, see “Liquidity Risk Management” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2012.

(12)

Includes net revenues related to reinsurance of $1.08 billion and $880 million for the years ended December 31, 2012 and December 31, 2011, respectively, and $317 million, $297 million and $158 million for the three months ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively.

Footnotes (continued)

(13)	Includes a gain of approximately $500 million on the sale of the firm’s hedge fund administration business.

(14)

Unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per common share. The impact of applying this methodology was a reduction in basic earnings per common share of $0.07 for both the years ended December 31, 2012 and December 31, 2011, $0.01 for the three months ended December 31, 2012 and $0.02 for both the three months ended September 30, 2012 and December 31, 2011.

(15)

VaR is the potential loss in value of the firm’s inventory positions due to adverse market movements over a one-day time horizon with a 95% confidence level. Diversification effect equals the difference between total VaR and the sum of the VaRs for the four risk categories. For a further discussion of VaR and the diversification effect, see “Market Risk Management” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2012.

(16)	Includes $6 billion of asset inflows across all asset classes in connection with the firm’s acquisitions of Goldman Sachs Australia Pty Ltd and Benchmark Asset Management Company Private Limited.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished as part of this Report on Form 8-K:

99.1	Press release of Group Inc. dated January 16, 2013 containing financial information for its fourth quarter and year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: January 16, 2013	By:	/s/ David A. Viniar
Name: David A. Viniar
Title: Chief Financial Officer